UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	95-4372080
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Tribology Center 102 Willenbrock Road Oxford, CT	06478
(Address of Registrant’s Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259669

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered pursuant to this registration statement are shares of 5.00% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”), of RBC Bearings Incorporated, a Delaware corporation (the “Registrant”). The description of the terms of the Mandatory Convertible Preferred Stock is set forth under the caption “Description of Mandatory Convertible Preferred Stock” in the Registrant’s prospectus supplement relating to the offering of Mandatory Convertible Preferred Stock, dated September 21, 2021, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on September 23, 2021, and under the caption “Description of Capital Stock—Preferred Stock” in the accompanying prospectus, dated September 20, 2021, which constitutes a part of the Registrant’s effective Registration Statement on Form S-3 (File No. 333-259669), filed with the Securities and Exchange Commission under the Securities Act on September 20, 2021, and those sections are hereby incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of RBC Bearings Incorporated dated August 13, 2005 (incorporated by reference to Amendment No. 4 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 8, 2005).
3.2	Amended and Restated Bylaws of RBC Bearings Incorporated (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2017).
4.1	Certificate of Designations relating to the 5.00% Series A Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2021).
4.2	Form of certificate representing the 5.00% Series A Mandatory Convertible Preferred Stock (included as Exhibit A to Exhibit 4.1 above).

* * *

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 24, 2021

RBC BEARINGS INCORPORATED

By:	/s/ John J. Feeney
	Name:	John J. Feeney
	Title:	Vice President, General Counsel & Secretary